As filed with the Securities and Exchange Commission on December 12, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C.  20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADAMIS PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2834	82-0429727
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11455 El Camino Real, Suite 310

 San Diego, CA  92130

 (858)-997-2400

 (Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Dennis J. Carlo, Ph.D., Chief Executive Officer

 Adamis Pharmaceuticals Corporation

 11455 El Camino Real, Suite 310

 San Diego, CA  92130

 (858)-997-2400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Kevin Kelso, Esq. Weintraub Tobin 400 Capitol Mall, 11th Floor Sacramento, CA 95814 (916) 558-6000	David B. Allen Jeffrey J. Plumer K&L Gates LLP 1 Park Plaza, 12th Floor Irvine, CA 92614 (949) 253-0900

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-192372)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share (3) (4)	713,000	$5.95(2)	$4,242,350(2)	$546.42
Representative’s Common Stock Purchase Warrant	_	_	_	(5)
Shares of Common Stock underlying Representative’s Common Stock Purchase Warrant (3)(6)	35,650	$7.44(6)	$265,236(6)	$34.16
TOTAL:	748,650		$4,507,586	$580.58

(1)	The Registrant previously registered 3,743,250 shares of common stock with an aggregate offering price of $39,619,627.50 on a Registration Statement on Form S-1 (File No. 333-192372) filed by the Company on November 15, 2013 and declared effective by the Securities and Exchange Commission on December 12, 2013. In accordance with Rule 462(b) under the Securities Act, an additional 748,650 shares of common stock are hereby registered, representing no more than 20% of the maximum aggregate offering price of common stock under the Registration Statement on Form S-1 (File No. 333-192372). In no event will the maximum aggregate offering price of all common stock issued pursuant to this Registration Statement and the Registration Statement on Form S-1 (File No. 333-192372) exceed that registered under such registration statements.
(2)	Calculated pursuant to Rule 457(a) based on the public offering price.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)	Includes up to 93,000 shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.
(5)	No fee required pursuant to Rule 457(g) under the Securities Act.
(6)	Assumes the full exercise of the underwriter’s allotment option, and an exercise price equal to 125% of the public offering price per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”), is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock contemplated by the Registration Statement on Form S-1 (File No. 333-1923723) filed by the Company on November 15, 2013 and declared effective by the SEC on December 12, 2013 (the “Prior Registration Statement”). The Company is filing this Registration Statement for the sole purpose of increasing by 748,650 shares the number of shares of common stock registered under the Prior Registration Statement.

The contents of the Prior Registration Statement, including the prospectus contained therein, and all exhibits thereto, are incorporated by reference into this Registration Statement in their entirety and are deemed to be part of this Registration Statement.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-192372), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin, Law Corporation

23.1	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm

23.2	Consent of Weintraub Tobin Chediak Coleman Grodin, Law Corporation (included in Exhibit 5.1)

24.1	Powers of Attorney (included in registrant’s Registration Statement on Form S-1 (File No. 333-192372) filed with the Commission on November 15, 2013.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 12, 2013.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ Dennis J. Carlo, Ph.D.
Dennis J. Carlo, Ph.D.
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
Principal Executive Officer:

/s/ DENNIS J. CARLO	Chief Executive Officer and Director	December 12, 2013
Dennis J. Carlo

Principal Financial Officer and Principal Accounting Officer:

/s/ ROBERT O. HOPKINS	Vice President, Finance, Chief Financial Officer and Secretary	December 12, 2013
Robert O. Hopkins

Directors:

/s/ DAVID J. MARGUGLIO	Director	December 12, 2013
David J. Marguglio

/s/ *	Director	December 12, 2013

/s/ *	Director	December 12, 2013

/s/ *	Director	December 12, 2013

* By: /s/ ROBERT O. HOPKINS

Robert O. Hopkins

Attorney-in-fact